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                                                        Exhibit 23.1



Deloitte &
  Touche LLP
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            [LOGO]            250 East Fifth Street  Telephone: (513) 784-7100
                              P.O. Box 5340
                              Cincinnati, Ohio 45201-5340


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of The E.W. Scripps Company on Form S-3 of our report dated January 22, 1997, appearing in the Annual Report on Form 10-K of The E.W. Scripps Company for the year ended December 31, 1996, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio
September 24, 1997




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Deloitte Touche
Tohmatsu
International
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